SECURITIES AND EXCHANGE COMMISSION

                             WASHINGTON, D.C. 20549




                                    FORM 8-K/A



                                 CURRENT REPORT
                     PURSUANT TO SECTION 13 OR 15(d) OF THE
                         SECURITIES EXCHANGE ACT OF 1934



Date of event reported:    April 14, 1999


                          DANIELSON HOLDING CORPORATION
                         --------------------------------
                  (Exact Name of Registrant as Specified in Charter)


Delaware                            1-6732                   95-6021257
--------                            -------                  -----------
(State of Incorporation)            (Commission File         (IRS Employer
                                     Number)                 Identification No.)



767 Third Avenue,          New York, New York          10017
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(Address of Principal Executive Offices)             (Zip Code)


Registrant's telephone number, including area code:  (212) 888-0347

Item 5.  Other Events

         Effective May 7, 1999, Samstock, L.L. C. ("Samstock"), with the consent of Danielson Holding Corporation (the "Registrant") assigned to SZ Investments, L.L.C., its sole member, all of its rights and obligations under the Stock Purchase and Sale Agreement dated as of April 14, 1999 pursuant to which the Registrant had agreed to sell to Samstock (i) 2 million shares of the Registrant's common stock at $4.50 per share, and (ii) a common stock purchase warrant (the "Warrant") to purchase up to an additional 2 million shares of common stock, at $4.75 per share, as previously described.

                                   SIGNATURES


         Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.


May 25, 1999                      DANIELSON HOLDING CORPORATION





                                            By:/s/ David M. Barse
                                                   David M. Barse
                                                   President